Exhibit 99.1

a21 Receives $1.2 million From Warrant Exercise

Jacksonville, FL, – March 10, 2006 – a21, Inc. ("a21") (OTCBB: ATWO - News), a leading online digital content marketplace for creative professionals, announced today one of its current investors, CRT Capital Group LLC, elected to exercise warrants to purchase four million shares of a21 common stock, resulting in a payment to the Company of $1.2 million on March 6, 2006.

About a21

a21 (www.a21group.com) is a leading online digital content marketplace for the professional creative community. Through SuperStock (www.superstock.com; www.superstock.co.uk and www.purestockx.com) and Ingram Publishing (www.ingrampublishing.com), its most recent acquisition, a21 delivers high quality images and exceptional customer service. a21 and its companies, with offices in New York, Florida, and the United Kingdom, provide a whole new level of image access to photographers, artists, photography agencies and other customers, offering a valuable and viable choice in the stock image industry.

Media Contact Steven Blinn BlinnPR 212.675.4777 steven@blinnpr.com	Investor Relations Contact Dennis Early CEOcast 212.732.4300 dearly@ceocast.com

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.'s expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc.'s management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.'s management.